Exhibit 1.01

CONFLICT MINERALS REPORT

OVERVIEW
This report for the reporting period from January 1, 2017 to December 31, 2017 has been prepared by SYNNEX Corporation (the “Company,” “we,” “us” or “our”) pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.
We are a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement strategy to a broad range of enterprises. We provide our products and services through two reportable business segments: Technology Solutions and Concentrix. Our Technology Solutions segment distributes peripherals, IT systems including data center server and storage solutions, system components, software, networking, communications and security equipment, consumer electronics, or CE, and complementary products. Within our Technology Solutions segment, we also provide systems design and integration solutions. Our Concentrix segment offers a portfolio of strategic solutions and end-to-end global business services focused on customer engagement, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Our revenues for 2017 largely were from distribution and global business services that were not in-scope for purposes of our compliance with the Conflict Minerals Rule.

PRODUCT SCOPING; REASONABLE COUNTRY OF ORIGIN INQUIRY; DUE DILIGENCE DETERMINATION
For 2017, a portion of the systems design and integration business within our Technology Solutions segment involved our manufacture, through assembly or integration, of data center servers and storage products. 3TG were necessary to the functionality or production of these manufactured products. Accordingly, these products were in-scope for purposes of our compliance with the Conflict Minerals Rule. Taken as a whole, our in-scope products contained all four 3TG, but each individual product did not contain all four 3TG.
We purchase only finished components and do not purchase 3TG directly from any smelter, refiner or mine. We have relationships with an extensive network of suppliers throughout the world, and we believe that there are generally multiple tiers between the mines, smelters, refiners and our direct suppliers. Therefore, we have requested our direct suppliers to work with their upstream suppliers so that they may provide us with information about the origin of 3TG in the components we purchase for inclusion in the products that we manufacture.
To determine whether any of the 3TG in the components contained in our data center servers and storage products originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or were from recycled or scrap sources, we conducted a “reasonable country of origin inquiry” (“RCOI”) within the meaning of the Conflict Minerals Rule, requesting that suppliers of the components we included in our manufactured products for 2017 complete the Responsible Minerals Initiative’s (“RMI;” formerly known as the Conflict-Free Sourcing Initiative) Conflict Minerals Reporting Template (“CMRT”), which includes questions regarding identified smelters and refiners in the supplier’s supply chain and the supplier’s compliance procedures. We determined that requesting that our suppliers complete the CMRT represented our reasonable best efforts to determine the mines or locations of origin of 3TG in our supply chain. Our RCOI utilized the processes and procedures contemplated by Steps 1 and 2 of the OECD Guidance (as defined below). Selected elements of those steps are discussed under “Due Diligence.”
Most of the suppliers that completed CMRTs provided data at the company level, with a small minority reporting at a level specific to the category of components that we purchased from them. Some suppliers indicated that 3TG contained in their components were not sourced from the Covered Countries, and some suppliers indicated that their products contain 3TG sourced from the Covered Countries but from smelters which were certified as “Conformant” by an independent third party. There were also suppliers that indicated they used some recycled or scrap 3TG content in the types of components they sell.
After conducting an RCOI and exercising the due diligence described in this Conflict Minerals Report, as applicable, and in light of the limited information specific to our products provided to us by our suppliers, we concluded for 2017 that each of our data center servers and storage products contained 3TG of undetermined origin. Based on the information provided by the suppliers that completed CMRTs, we believe that the facilities that may have been used to process necessary 3TG contained in our in-scope products include the smelters and refiners listed in the Annex at the end of this Conflict Minerals Report and we believe that the countries of origin of the 3TG processed by such smelters and refiners may include the countries listed in the Annex. We endeavored to determine the mine or location of origin of the necessary 3TG contained in our in-scope products by requesting that the suppliers provide us with a completed CMRT and through the other procedures followed by us that are described in this Conflict Minerals Report.

DUE DILIGENCE
Our due diligence measures have been designed to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development in the publication OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition), including the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Our implementation of the OECD Guidance in respect of 2017 is discussed below, but these were not all of the discrete measures that we took in furtherance of our conflict minerals policy (which is discussed below) or pursuant to the Conflict Minerals Rule and the OECD Guidance.

1.	Establish Strong Company Management Systems
Our 3TG due diligence team was led by our Senior Vice President, General Counsel and Corporate Secretary, and our President, Hyve Solutions, and included subject matter experts from legal, finance, product management, and sales. We also retained specialist outside counsel to assist us with our compliance efforts.
We used the CMRT to identify smelters and refiners that were possibly in our supply chain. We maintain business records relating to 3TG due diligence in respect of 2017, including records of due diligence processes, findings and resulting decisions, on a computerized database, and relevant materials are preserved for appropriate periods consistent with the OECD Guidance.
We have a conflict minerals policy, which is available on our website at http://files.shareholder.com/downloads/SNX/0x0x758243/a29e58d8-4c8f-4ec3-a297-27eb9ac6c2cf/SNX_Conflict_Minerals_Policy_Statement05-23-14fnl.pdf (the “Conflict Minerals Policy”). The Conflict Minerals Policy sets forth our expectation that the suppliers in our supply chain procure 3TG responsibly and avoid sourcing that funds armed conflict contributing to the crisis in the Covered Countries. Our Conflict Minerals Policy also sets forth our expectation that our suppliers facilitate our efforts by providing us with appropriate information when we request, and conduct the necessary due diligence to identify smelters and refiners, from which the 3TG in their respective supply chains originate. We have a public email address (conflictmineralsinquiries@synnex.com) available on our website for general inquiries and grievances regarding our 3TG program and sources of 3TG. This mechanism serves as our grievance mechanism.
We do not support the embargo of 3TG from the Covered Countries and are supportive of suppliers continuing to source from responsible sources in those countries.
To further our efforts in identifying and assessing 3TG sourcing risks in our supply chain, we have included a 3TG flow-down clause in new supplier contracts that requires suppliers to provide us with information about the source of 3TG.

2.	Identify and Assess Risks in the Supply Chain
To determine whether any of the necessary 3TG contained in our in-scope products originated in the Covered Countries, we requested that direct suppliers of the components we used in the in-scope products complete the CMRT. We requested our suppliers’ cooperation in gathering information from their respective suppliers.
We reviewed the completed CMRTs received from our suppliers. To the extent that a CMRT identified a smelter or refiner, we reviewed that information against the Smelter Look-up tab list of the CMRT and the list of “Conformant” and “Active” smelters and refiners published by the RMI. We also used the CMRT responses to review our direct suppliers’ due diligence activities, such as whether they had a conflict minerals policy and required their own suppliers to source from Conformant sources.

3.	Design and Implement a Strategy to Respond to Identified Risks
Senior management was briefed about our due diligence efforts. We have a risk management plan that outlines our responses in general terms to identified risks.

4.	Carry Out Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
In connection with our due diligence, we utilized and relied on information made available by the RMI concerning independent third-party audits of smelters and refiners. We do not have a direct relationship with any smelters or refiners and do not perform or direct audits of those entities within our supply chain.

5.	Report on Supply Chain Due Diligence
This Conflict Minerals Report and our Form SD are available on our website and are filed with the Securities and Exchange Commission. Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the 3TG in our products include the smelters and refiners listed in the Annex below.

ANNEX
Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners (1)
The following list includes smelters and refiners in user-defined “product-category” level CMRTs that we received. The list may not include all of the smelters and refiners that processed 3TG in the products that we manufactured for 2017 and may include smelters and refiners that processed 3TG in the general category of components a supplier sells but were not in the individual components we purchased from the supplier, as (i) the list contains only smelters and refiners confirmed as smelters and refiners by the RMI and their compliance status as confirmed by the RMI, (ii) not all of our suppliers completed CMRTs, (iii) many of the suppliers indicated that they only identified a portion of the smelters and refiners in their supply chain, and (iv) not all of our suppliers confirmed to us that their CMRTs were limited to only the individual components we purchased.

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Gold	Advanced Chemical Company	United States	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Conformant
Gold	Argor-Heraeus SA	Switzerland	Conformant
Gold	Asahi Pretec Corporation	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	AU Traders and Refiners	South Africa	Conformant
Gold	Aurubis AG	Germany	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Daejin Indus Co., Ltd.	Republic of Korea	Conformant
Gold	Do Sung Corporation	Republic of Korea	Conformant
Gold	DODUCO GmbH	Germany	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Gold	Dowa	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd.	Japan	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Geib Refining Corporation	United States of America	Conformant
Gold	Gold Refinery of Zijing Mining Group Co., Ltd.	China	Conformant
Gold	Heesung Metal Ltd.	Republic of Korea	Conformant
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Company Limited	China	Conformant
Gold	JSC Uralelectromed	Russian Federation	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Republic of Korea	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgystan	Conformant
Gold	LS-NIKKO Copper Inc.	Republic of Korea	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies SA	Switzerland	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. de CV	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Conformant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Conformant
Gold	PAMP SA	Switzerland	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Gold	PX Précinox SA	Switzerland	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Republic Metals Corporation	United States	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	Samduck Precious Metals	Republic of Korea	Conformant
Gold	SAXONIA Edelmetalle GmbH	Germany	Conformant
Gold	SEMPSA Joyería Platería SA	Spain	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Torecom	Republic of Korea	Conformant
Gold	Umicore Brasil Ltda.	Brazil	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Valcambi SA	Switzerland	Conformant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Conformant
Gold	Elemetal Refining, LLC	United States	On Smelter Look-up Tab List Only
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	On Smelter Look-up Tab List Only
Gold	Schone Edelmetaal B.V.	Netherlands	On Smelter Look-up Tab List Only
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	Duoluoshan	China	Conformant
Tantalum	Exotech Inc.	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Tantalum	H.C. Starck Co., Ltd.	Thailand	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	H.C. Starck Ltd.	Japan	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	Conformant
Tantalum	KEMET Blue Metals	Mexico	Conformant
Tantalum	KEMET Blue Powder	United States	Conformant
Tantalum	LSM Brasil S.A.	Brazil	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineração Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining & Smelting	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	Power Resources Ltd.	Macedonia, The former Yugoslav Republic of	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant
Tantalum	Taki Chemicals	Japan	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	On Smelter Look-up Tab List Only
Tin	Alpha	United States	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	CV Dua Sekawan	Indonesia	Conformant
Tin	CV Gita Pesona	Indonesia	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Dowa	Japan	Conformant
Tin	EM Vinto	Bolivia	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Conformant
Tin	Geiju Jinye Mineral Company	China	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	Mineração Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Operaciones Metalurgical S.A.	Bolivia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Bangka Tin Industry	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT DS Jaya Abadi	Indonesia	Conformant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Conformant
Tin	PT Inti Stania Prima	Indonesia	Conformant
Tin	PT Karimun Mining	Indonesia	Conformant
Tin	PT Kijang Jaya Mandiri	Indonesia	Conformant
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Sumber Jaya Indah	Indonesia	Conformant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Conformant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Active
Tin	CV Tiga Sekawan	Indonesia	On Smelter Look-up Tab List Only

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Tin	CV Serumpun Sebalai	Indonesia	On Smelter Look-up Tab List Only
Tin	Gejiu Kai Meng Industry and Trade LLC	China	On Smelter Look-up Tab List Only
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	On Smelter Look-up Tab List Only
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	On Smelter Look-up Tab List Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant
Tungsten	Chenzhou Diamond Tungsten Product s Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd.	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Moliren Ltd.	Russian Federation	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	On Smelter Look-up Tab List Only

(1) We note the following in connection with the information contained in the foregoing table:
(a) All compliance status information in the table is as of May 24, 2018.
(b) “Conformant” means that a smelter or refiner was listed as Conformant with the Responsible Minerals Assurance Process’s (the “RMAP”) assessment protocols, including through mutual recognition. Smelters and refiners that are listed as “Re-audit in process” by the RMAP are considered to be Conformant by the RMAP. Included smelters and refiners were not necessarily Conformant for all or part of 2017 and may not continue to be Conformant for any future period. We do not have any information on the origin of the 3TG processed by any of the Conformant smelters and refiners prior to their respective compliance dates.
(c) “Active” is a RMAP designation that means that the smelter or refiner is a participant in the RMAP and has committed to undergo an audit or is participating in a cross-recognized certification program.
(d) “On Smelter Look-up Tab List Only” means that a smelter or refiner is listed on the Smelter Look-up tab list of the CMRT, but is not listed as “Conformant” or “Active.”
(e) The compliance status indicated in the table is based solely on information made publicly available by the RMI, without independent verification by us.
(f) “Country Location” is the location of the smelter or refiner and is based solely on information made publicly available by the RMI, without independent verification by us.

Country of Origin
The countries of origin of the 3TG processed by the smelters and refiners listed in the table above are believed to have potentially included the countries in the categories listed below. The categories are organized by risk. These may not be all of the countries from which the identified smelters and refiners have sourced, and the identified smelters and refiners may not have sourced from all of these countries.

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export from the Covered Countries: Argentina, Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile,

China, Colombia, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United Kingdom, United States of America, Uzbekistan, Vietnam and Zimbabwe.

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique and South Africa.

L3 - The DRC and its adjoining countries: Burundi, Rwanda and Uganda.

DRC - Democratic Republic of the Congo.

Alternatively, or in addition, some of the identified smelters and refiners may have sourced from recycled or scrap sources.